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Exhibit 99.2

CROSSTEX ENERGY, L.P.

Unaudited Pro Forma Financial Statements

Introduction

        The following are the unaudited pro forma financial statements for the year ended December 31, 2003 and as of and for the three months ended March 31, 2004. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

        The pro forma balance sheet assumes that the LIG acquisition occurred on March 31, 2004. The unaudited pro forma financial statements are presented to give effect to the transactions described below:

  •
  The LIG acquisition on April 1, 2004 for approximately $69.8 million (representing the initial purchase price of $76.9 million less estimated net liabilities assumed at closing of $7.1 million) in cash funded with borrowings under our senior secured credit facility and to accrue fees and expenses of approximately $1.6 million associated with such transaction;

  •
  For the pro forma statement of operations for the year ended December 31, 2003:

  •
  The DEFS acquisition on June 30, 2003 for approximately $68.1 million in cash funded with borrowings under our senior secured credit facility;

  •
  Our June 2003 and July 2003 senior secured notes offerings of approximately $40.0 million in debt securities and the application of the proceeds from these offerings to repay a portion of the borrowings outstanding under our senior secured credit facility; and

  •
  Our September 2003 public offering of 3,450,000 common units at a public offering price of $17.99 per unit, resulting in approximately $59.1 million of net proceeds (including an approximate $1.3 million capital contribution by our general partner) and the application of the net proceeds from the offering to repay a portion of the borrowings outstanding under our senior secured credit facility.

        The pro forma balance sheet and the pro forma statements of operations were derived by adjusting the historical financial statements of Crosstex Energy, L.P. The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting significant effects of the acquisition from LIG and the other transactions. The unaudited pro forma financial statements do not purport to present the financial position or results of operations of Crosstex Energy, L.P. had the acquisition of LIG or the other transactions actually been completed as of the dates indicated. Moreover, the statements do not project the financial position or results of operations of Crosstex Energy, L.P. for any future date or period.

        The unaudited pro forma financial statements are not necessarily indicative of the results of the actual or future operations or financial condition that would have been achieved had the transactions occurred at the dates assumed (as noted below). The unaudited pro forma financial statement should be read in conjunction with the notes thereto and the historical financial statements of Crosstex Energy, L.P. in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on From 10-Q for the quarter ended March 31, 2004 and the historical financial statements of LIG included herein.

CROSSTEX ENERGY, L.P.

Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2004

(In thousands, except unit data)

	Crosstex Historical	LIG Historical	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$959	$160	$(160)	(a)	$959
Accounts receivable	143,719	70,340	(26,504)	(a)	187,555
Fair value of derivative assets	6,118	2,656	(2,656)	(a)	6,118
Prepaid expenses and other	1,875	2,190	479	(a)	4,544

Total current assets	152,671	75,346	(28,841)		199,176

Property and equipment, net	211,924	103,346	(12,427)	(b)	302,843
Intangible assets, net	5,126	—	2,000	(b)	7,126
Goodwill, net	4,873	525	(525)	(a)	4,873
Investment in limited partnerships	430	637	(637)	(a)	430
Other assets, net	2,829	6,989	(6,989) 540	(a) (c)	3,369

Total assets	$377,853	$186,843	$(46,879)		$517,817

Liabilities and Partners' Equity
Current liabilities:
Drafts payable, accounts payable and accrued gas purchases	$145,267	$56,057	$(15,755)	(a)	$185,569
Accrued imbalances payable	212	—	—		212
Fair value of derivative liabilities	3,406	12,355	(12,355	)(a)	3,406
Current portion of long-term debt	50	—			50
Other current liabilities	7,585	4,391	8,781 1,600 540	(a) (b) (c)	22,897

Total current liabilities	156,520	72,803	(17,189)		212,134

Long-term debt:
Senior secured credit facility	22,000		69,790	(b)	91,790
Senior secured notes	40,000				40,000
Note payable to Florida Gas Transmission Company	700				700

Total long-term debt	62,700	—	69,790		132,490
Minority interest in subsidiary	2,285				2,285
Other non-current liabilities	—	6,889	(6,776)	(a)	113
Deferred tax liability	—	13,633	814	(b)	14,447
Partners' Equity:
Common unitholders	116,734				116,734
Members equity	—	93,518	(10,887) (86,631)	(a) (b)	—
Subordinated unitholders	33,626				33,626
General partner interest	3,306				3,306
Other comprehensive income (loss)	2,682				2,682

Total shareholders' equity	156,348	93,518	(93,518)		156,348

Total liabilities and partners' equity	$377,853	$186,843	$(46,879)		$517,817

See accompanying notes to unaudited pro forma financial statements.

CROSSTEX ENERGY, L.P.

Unaudited Pro Forma Consolidated Statement of Operations

Three Months Ended March 31, 2004

(In thousands, except per unit data)

	Crosstex Historical	LIG Historical	Adjustments			Pro Forma
Revenues:
Midstream	$318,214	$201,280	$			$519,494
Treating	7,144	—				7,144

Total revenues	325,358	201,280				526,638

Operating costs and expenses:
Midstream purchased gas	302,876	194,278				497,154
Treating purchased gas	1,376	—				1,376
Operating expenses	6,213	4,205				10,418
General and administrative	3,592	1,955				5,547
Stock based compensation	209	—				209
(Profit) loss on energy trading contracts	(421)	—				(421)
Depreciation and amortization	4,418	912		782	(d)	6,112
Loss on sale of property	296	—				296

Total operating costs and expenses	318,559	201,350		782		520,691

Operating income (loss)	6,799	(70)		(782)		5,947
Other income (expense):
Interest expense, net	(1,156)	(46)		(737)	(e)	(1,939)
Interest income, affiliated	—	108		(108)	(f)	—
Other income	92	83				175

Total other income (expense)	(1,064)	145		(845)		(1,764)

Income before income taxes and minority interest	5,735	75		(1,627)		4,183
Income tax (expense) benefit	—	(274)		211	(g)	(63)
Minority interest	(29)					(29)

Net income (loss)	$5,706	$(199)		$(1,416)		$4,091

General partner share	$1,048					$1,016

Net income available to Common Units	$4,658					$3,075

Net income per common unit:
Basic	$0.26					$0.17

Diluted	$0.24					$0.16

Weighted average common units outstanding:
Basic	18,072					18,072

Diluted	19,090					19,090

See accompanying notes to unaudited pro forma financial statements.

CROSSTEX ENERGY, L.P.

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2003

(In thousands, except per unit data)

	Crosstex Historical	DEFS Assets	LIG Historical	Adjustments			Pro Forma
Revenues:
Midstream	$993,140	$106,322	$802,043	$			$1,901,505
Treating	20,523						20,523

Total revenues	1,013,663	106,322	802,043		0		1,922,028

Operating costs and expenses:
Midstream purchased gas	946,412	97,838	783,490				1,827,740
Treating purchased gas	7,568						7,568
Operating expenses	17,692	3,098	15,636				36,426
General and administrative	6,844	—	181		3,600	(h)	10,625
Stock based compensation	5,345	—	—				5,345
(Profit) loss on energy trading contracts	(1,905)	—	—				(1,905)
Impairments			5,283		(5,283	)(d)	—
Depreciation and amortization	13,268	1,924	4,074		2,703 369	(d) (i)	22,338

Total operating costs and expenses	995,224	102,860	808,664		1,389		1,908,137

Operating income (loss)	18,439	3,462	(6,621)		(1,389)		13,891
Other income (expense):
Interest expense, net	(3,392)	—	(1,008)		(2,249 (2,103 1,754	)(e) )(j) (k)	(6,998)
Interest income, affiliated	—	—	1,782		(1,782	)(f)	—
Other income	179	—	102				281

Total other income (expense)	(3,213)	—	876		(4,380)		(6,717)

Income before income taxes, minority interest and cumulative effect	15,226	3,462	(5,745)		(5,769)		7,174
Income tax (expense) benefit	0		2,168		(2,421	)(g)	(253)

Income (loss) before cumulative effect	$15,226	$3,462	$(3,577)		$(8,190)		$6,921

General partner share	$1,240						$1,074

Net income available to Common Units	$13,986						$5,847

Net income per common unit:
Basic	$0.89						$0.32

Diluted	$0.88						$0.32

Weighted average common units outstanding:
Basic	15,752				2,298	(l)	18,050

Diluted	15,960				2,298	(l)	18,258

See accompanying notes to unaudited pro forma financial statements.

CROSSTEX ENERGY, L.P.

Notes to Unaudited Pro Forma Financial Statements

Offering and Transactions

        The unaudited pro forma financial statements are presented to give effect to the transactions described below:

  •
  The LIG acquisition on April 1, 2004 for approximately $69.8 million (representing the initial purchase price of $76.9 million less estimated net liabilities assumed at closing of $7.1 million) in cash funded with borrowings under our senior secured credit facility and to accrue fees and expenses of approximately $1.6 million associated with such transaction;

  •
  For the pro forma statement of operations for the year ended December 31, 2003:

  •
  The DEFS acquisition on June 30, 2003 for approximately $68.1 million in cash funded with borrowings under our senior secured credit facility;

  •
  Our June 2003 and July 2003 senior secured notes offerings of approximately $40 million in debt securities and the application of the proceeds from these offerings to repay a portion of the borrowings outstanding under our senior secured credit facility; and

  •
  Our September 2003 public offering of 3,450,000 common units at a public offering price of $17.99 per unit, resulting in approximately $59.1 million of net proceeds (including an approximate $1.3 million capital contribution by our general partner) and the application of the net proceeds from the offering to repay a portion of the borrowings outstanding under our senior secured credit facility.

Pro Forma Adjustments

  (a)
  Reflects the elimination of assets and liabilities of LIG that were retained by the seller and not acquired by us.

  (b)
  Reflects borrowings under our senior secured credit facility to acquire LIG, the accrual of fees and expenses associated with the LIG acquisition, the elimination of LIG's historical equity, the increase in the deferred tax liability related to the differences between the book and tax basis of the net assets acquired from LIG and the reduction in property and equipment and the increase in intangible assets based on our acquisition cost for LIG.

  (c)
  Reflects additional debt issuance costs associated with increasing our senior secured credit facility borrowing base to acquire LIG.

  (d)
  Reflects the additional depreciation and amortization expense from the LIG acquisition. Pro forma depreciation and amortization expense was based on estimated useful lives of 15 years for the acquired transmission assets, three years for acquired vehicles and three years for the intangible assets. Due to our new carrying value of the LIG assets, historical depreciation and depletion expense and impairment expense on the LIG assets have been eliminated in these pro formas.

  (e)
  Reflects increase of interest expense resulting from borrowings under our senior secured credit facility of $69.8 million for the LIG acquisition.

  (f)
  Reflects the elimination of interest income from LIG's former parent company.

  (g)
  Reflects the adjustment of income tax expense for the estimated tax expense associated with our new LIG entities. The new LIG entities we formed for the LIG acquisition are treated as C Corporations for tax purposes and therefore are required to pay income tax on their net income. The purpose of the corporate structure of the new LIG entities is twofold: (i) to obtain a step-up in the depreciable basis of the assets for the unitholders and (ii) to minimize the tax cost to achieve the step-up. We will recognize a current tax expense on the LIG entities net taxable income and will receive a benefit for the reversal of the deferred tax liability relating to the difference between the book and tax basis of the net assets acquired as of the acquisition date.

  (h)
  For the year ended December 31, 2003, reflects the elimination of the reduction in LIG's historical general and administrative expense of $3.6 million related to reversals of estimated environmental clean up costs in excess of actual costs realized in 2003.

  (i)
  For the year ended December 31, 2003, reflects the additional depreciation and amortization expense from the acquisition of the DEFS assets. Pro forma depreciation and amortization expense was based on estimated useful lives of 15 years for the acquired transmission assets and seven years for the intangible assets. Due to our new carrying value of the DEFS assets, historical depreciation and depletion expense has been eliminated in these pro forma statements.

  (j)
  For the year ended December 31, 2003, reflects increase of interest expense resulting from borrowings under our senior secured credit facility of $28.1 million for the DEFS acquisition and senior secured notes of $40.0 million.

  (k)
  For the year ended December 31, 2003, reflects reduction of interest resulting from the repayment of the $58.6 million of borrowings under our senior secured credit facility with the proceeds from the September 2003 offering of common units.

  (l)
  For the year ended December 31, 2003, the weighted-average limited partners' units outstanding used in the income per unit calculation includes the limited partners' common and subordinated units and excludes the general partner interest. The weighted-average limited partners' units outstanding have been adjusted to reflect the September 2003 offering of common units as if these units have been outstanding since January 1, 2003.

Commitments and Contingencies

        The liabilities and potential liabilities discussed in Footnote 3 of the LIG financial statements (Commitments and Contingencies) were not assumed by us in the acquisition. Specifically, we have no liability for environmental remediation at the identified sites. Such remediation is the responsibility of American International Specialty Lines Insurance Corporation. Therefore, the liability and associated asset have been eliminated from the pro forma balance sheet. The seller has indemnified us against any liability pursuant to the energy market investigation and other litigation for any events that preceed the closing date.

QuickLinks

  Exhibit 99.2
CROSSTEX ENERGY, L.P. Unaudited Pro Forma Financial Statements
Introduction
CROSSTEX ENERGY, L.P. Unaudited Pro Forma Consolidated Balance Sheet March 31, 2004 (In thousands, except unit data)
CROSSTEX ENERGY, L.P. Unaudited Pro Forma Consolidated Statement of Operations Three Months Ended March 31, 2004 (In thousands, except per unit data)
CROSSTEX ENERGY, L.P. Unaudited Pro Forma Consolidated Statement of Operations Year Ended December 31, 2003 (In thousands, except per unit data)
CROSSTEX ENERGY, L.P. Notes to Unaudited Pro Forma Financial Statements